Exhibit 10.5.1

_______ __, 2020

Legato Merger Corp.

777 Third Avenue, 37th Floor

New York, NY 10017

Gentlemen:

Legato Merger Corp. (“Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

The undersigned hereby commits to purchase an aggregate of ___ units of the Corporation (“Placement Units”), each Placement Unit currently intended to consist of one share of common stock, par value $0.0001 per share (“Common Stock”), of the Corporation, and one redeemable warrant to purchase one share of Common Stock, at $10.00 per Private Unit, for an aggregate purchase price of $______ (the “Purchase Price”). On or before July 31, 2020, the undersigned will cause the Purchase Price to be delivered to Graubard Miller, counsel for the Corporation (“Counsel”), by wire transfer as set forth in the instructions attached as Exhibit A to hold in an interest bearing account until the Corporation consummates the IPO, together with an originally executed Form W-9 or W-8BEN (or other similar applicable form).

In consideration of the above purchase obligations, Eric Rosenfeld or an affiliate of Eric Rosenfeld (the “Transferor”) hereby agrees to transfer to the undersigned an aggregate of _____ shares of Common Stock (“Insider Shares”) of the Corporation at approximately $____ per Insider Share, for an aggregate purchase price of $______, which amount is being delivered to the Transferor on or before July 31, 2020. The undersigned acknowledges and agrees that if the underwriters in the IPO determine the size of the offering should be increased or decreased, the undersigned will either receive a dividend on the Insider Shares transferred hereunder or contribute a portion of the Insider Shares back to capital, as applicable, in order to maintain the undersigned’s ratio of two (2) Insider Shares for every Placement Unit purchased. In addition, the undersigned acknowledges and agrees that if the underwriter in the IPO elects not to exercise the overallotment option, and fewer Placement Units are required to be purchased, the undersigned’s purchase of Placement Units will be reduced on a pro rata basis with all other sponsors and the undersigned shall sell a proportionate number of Insider Shares to the Transferor in order to maintain the undersigned’s ratio of two (2) Insider Shares for every Placement Unit purchased.

The consummation of the purchase and issuance of the Placement Units shall occur simultaneously with the consummation of the IPO. At the time of the IPO, Counsel shall (i) deposit the Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Corporation’s registration statement filed in connection with the IPO (“Registration Statement”) and (ii) deliver all interest earned on the Purchase Price and any remaining unused portion of the Purchase Price (in the event the number of Placement Units required by the underwriters to be purchased by the undersigned and the other purchasers of the Private Units is reduced, which such reduction will be effectuated pro rata with all other purchasers of Private Units) to the undersigned. If the Corporation does not complete the IPO within six (6) months from the date of this letter (subject to a six (6) month extension at the Corporation’s option in its sole discretion), the Purchase Price (plus interest earned thereon) will be returned to the undersigned.

Each of the Corporation and the undersigned acknowledges and agrees that Counsel is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Placement Units and Counsel’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Placement Units as described above. Counsel shall not be liable to the Corporation or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless Counsel has acted in a manner constituting gross negligence or willful misconduct. The Corporation and Eric S. Rosenfeld, jointly and severally, shall indemnify Counsel against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. Counsel may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Insider Shares will be identical to the shares of Common Stock included in the units to be sold by the Corporation in the IPO, and the Placement Units will be identical to the units to be sold by the Corporation in the IPO, except that:

●	the undersigned agrees to vote the Insider Shares and shares of Common Stock included in the Placement Units (the “Placement Shares”) in favor of any proposed Business Combination;

●	until such time as the Corporation has completed its initial Business Combination the undersigned agrees not to seek conversion rights, or seek to sell such shares in any tender offer, with respect to any Insider Shares and Placement Shares;

●	the Insider Shares will be placed in escrow, subject to the terms of an escrow agreement reasonably acceptable to the undersigned, and will not be released (subject to certain exceptions) until one year after the completion of a Business Combination, and may only be transferred during this time period (i) among the initial purchasers of the Insider Shares, to the Corporation’s officers, directors and employees, to a holder’s affiliates, or to its members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of the Corporation’s securities, (vi) by private sales made at or prior to the consummation of a Business Combination at prices no greater than the price at which the Insider Shares were originally purchased or (vii) to the Corporation for cancellation in connection with the consummation of a Business Combination, in each case (except for clause (vii) or with the Corporation’s prior consent) where the transferee agrees to the terms of the escrow agreement;

●	the Placement Units and underlying securities will not be transferable until 30 days after the completion of a Business Combination (except (i) among the initial purchasers of the Placement Units, to the Corporation’s officers, directors and employees, to a holder’s affiliates, or to its members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of the Corporation’s securities, (vi) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Placement Units were originally purchased or (vii) to the Corporation for cancellation in connection with the consummation of a Business Combination, in each case (except for clause (vii) or with the Corporation’s prior consent) where the transferee agrees to the terms of the transfer restrictions);

●	the Insider Shares and Placement Units (and underlying securities) will be subject to customary registration rights, which shall be described in the Registration Statement;

●	the Undersigned will not participate in any liquidation distribution with respect to the Insider Shares or Placement Units (but will participate in liquidation distributions with respect to any units or shares of Common Stock purchased by the undersigned in the IPO or in the open market after the IPO) if the Corporation fails to consummate a Business Combination; and

●	the Insider Shares and Placement Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned further acknowledges and agrees that if, in order to consummate any Business Combination, the holders of Insider Shares are required to contribute back to the capital of the Corporation a portion of any such securities to be cancelled by the Corporation, the undersigned will contribute back to the capital of the Corporation a proportionate number of Insider Shares, pro rata with the other holders of Insider Shares. The undersigned also acknowledges and agrees that if, in order to consummate any Business Combination, all holders of Insider Shares are required to transfer Insider Shares as inducement to the existing or new shareholders of Legato Merger Corp. or to Legato Merger Corp.’s Business Combination partner, the undersigned will transfer a proportionate number of Insider Shares, pro rata with the other holders of Insider Shares; provided that all other holders of Insider Shares are similarly required to transfer their pro rata share of Insider Shares.

The undersigned acknowledges and agrees that he will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to (i) an insider letter, (ii) an escrow agreement and (iii) a registration rights agreement.

The undersigned hereby represents and warrants that, as applicable:

(a)	he has been advised that the Insider Shares and Placement Units have not been registered under the Securities Act;

(b)	he is acquiring the Insider Shares and Placement Units for his account for investment purposes only;

(c)	he has no present intention of selling or otherwise disposing of the Insider Shares and Placement Units in violation of the securities laws of the United States;

(d)	he is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	he has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	he is familiar with the proposed business, management, financial condition and affairs of the Corporation;

(g)	he has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes the legal, valid and binding obligation of the undersigned and is enforceable against him.

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Very truly yours,

Accepted and Agreed:

LEGATO MERGER CORP.

By:
Name:
Title:

ERic s. rosenfeld

Graubard miller
(solely with respect to its obligations to hold
and disburse monies for the Placement Units)

By:
Name:
Title: